Exhibit 8.1

LIST OF SUBSIDIARIES

The following table lists our subsidiaries and their jurisdiction of incorporation as of June 30, 2020:

Agricultural Business

			% of ownership interest held by the Group
Name of the entity	Country	Principal activity	06.30.20
Cresud's direct equity interest in:
Brasilagro-CompanhIa Brasileira de Propriedades Agr’colas (1)(2)	Brazil	Agricultural	33.55%
Sociedad Anónima Carnes Pampeanas S.A. (2)	Argentina	Agro-industrial	100.00%
Futuros y Opciones.Com S.A.	Argentina	Brokerage	50.10%
Helmir S.A.	Uruguay	Investment	100.00%
IRSA Inversiones y Representaciones Sociedad Anónima (2)	Argentina	Real estate	62.30%
Agropecuaria Santa Cruz S.A.	Uruguay	Investment	100.00%
Brasilagro's direct equity interest in:
Araucária Ltda.	Brazil	Agricultural	99.99%
Cajueiro Ltda.	Brazil	Agricultural	99.99%
Ceibo Ltda.	Brazil	Agricultural	99.99%
Cremaq Ltda.	Brazil	Agricultural	99.99%
Engenho de Maracajú Ltda.	Brazil	Agricultural	99.99%
Flamboyant Ltda.	Brazil	Agricultural	99.99%
Jaborandi Agr’cola Ltda.	Brazil	Agricultural	99.99%
Jaborandi Propriedades Agr’colas S.A.	Brazil	Agricultural	99.99%
Mogno Ltda.	Brazil	Agricultural	99.99%
Agrifirma S.A.	Brazil	Agricultural	99.99%
Palmeiras S.A.	Paraguay	Agricultural	99.99%
Agropecuaria Moroti S.A.	Paraguay	Agricultural	99.99%
Futuros y Opciones.Com. S.A.'s direct equity interest in:
Amauta Agro S.A. (3)	Argentina	Brokerage	98.57%
FyO Acopio S.A. (3)	Argentina	Warehousing and brokerage	98.57%
FyO Chile SPA	Chile	Brokerage	100.00%
Agropecuaria Santa Cruz S.A.'s direct equity interest in:
Agropecuaria Acres del Sud S.A. (2)	Bolivia	Agricultural	100.00%
Ombú Agropecuaria S.A.	Bolivia	Agricultural	100.00%
Yatay Agropecuaria S.A.	Bolivia	Agricultural	100.00%
Yuchán Agropecuaria S.A. (2)	Bolivia	Agricultural	100.00%
Sedelor S.A.	Uruguay	Investment	100.00%
Codalis S.A.	Uruguay	Investment	100.00%
Alafox S.A.	Uruguay	Investment	100.00%

(1) The Group exercises “de facto control” over Brasilagro as a result of (i) the percentage and concentration of voting rights of the Group and the absence of other shareholders with significant voting rights, (ii) the absence of a voting agreement among the other shareholders to vote together as a group, (iii) the record of attendance to Shareholders’ Meetings and the record of votes casted by the other shareholders; and (iv) the effective control exercised by the Group to direct Brasilagro’s relevant activities through its seat in the Board of Directors. See Note 7 for further information regarding to Brasilagro.
(2) Includes interest indirectly held through Helmir.
(3) Includes interest directly held through Cresud.

Urban Properties and Investments Business

			% of ownership interest held by the Group
Name of the entity	Country	Principal activity	06.30.20
IRSA's direct equity interest:
IRSA CP (1)	Argentina	Real estate	83.27%
E-Commerce Latina S.A.	Argentina	Investment	100.00%
Efanur S.A.	Uruguay	Investment	100.00%
Hoteles Argentinos S.A.	Argentina	Hotel	100.00%
Inversora Bol’var S.A.	Argentina	Investment	100.00%
Llao Llao Resorts S.A. (2)	Argentina	Hotel	50.00%
Nuevas Fronteras S.A.	Argentina	Hotel	76.34%
Palermo Invest S.A.	Argentina	Investment	100.00%
Ritelco S.A.	Uruguay	Investment	100.00%
Tyrus S.A.	Uruguay	Investment	100.00%
UT IRSA y Galerias Pacifico S.A. (2)	Argentina	Investment	50.00%

			% of ownership interest held by the Group
Name of the entity	Country	Principal activity	06.30.20
IRSA CP's direct equity interest in:
Arcos del Gourmet S.A.	Argentina	Real estate	90.00%
Emprendimiento Recoleta S.A.	Argentina	Real estate	53.68%
Fibesa S.A. (3)	Argentina	Real estate	100.00%
Panamerican Mall S.A.	Argentina	Real estate	80.00%
Shopping Neuquén S.A.	Argentina	Real estate	99.95%
Torodur S.A.	Uruguay	Investment	100.00%
EHSA	Argentina	Investment	70.00%
Centro de Entretenimiento La Plata	Argentina	Real estate	100.00%
Pareto S.A.	Argentina	Software design and development	69.69%
La Malteria	Argentina	Real estate	100.00%
Tyrus S.A.'s direct equity interest in:
DFL y DN BV	Bermudas / Holanda	Investment	97.04%
I Madison LLC	United States	Investment	-
IRSA Development LP	United States	Investment	-
IRSA International LLC	United States	Investment	100.00%
Jiwin S.A.	Uruguay	Investment	100.00%
Liveck S.A. (7)	Uruguay	Investment	100.00%
Real Estate Investment Group IV LP (REIG IV)	Bermudas	Investment	-
Real Estate Investment Group V LP (REIG V)	Bermudas	Investment	100.00%
Real Estate Strategies LLC	United States	Investment	100.00%
Efanur S.A.'s direct equity interest in:
Real Estate Investment Group VII LP (REIG VII)	Bermudas	Investment	100.00%
DFL and DN BV’s direct equity interest in:
IDB Development Corporation Ltd.	Israel	Investment	100.00%
Dolphin IL Investment Ltd.	Israel	Investment	100.00%
DIL's direct equity interest in:
Discount Investment Corporation Ltd. (4)	Israel	Investment	83.72%
IDBD's direct equity interest in:		Investment
IDB Tourism (2009) Ltd.	Israel	Tourism services	100.00%
IDB Group Investment Inc	Israel	Investment	100.00%
DIC's direct equity interest in:
Property & Building Corporation Ltd.	Israel	Real estate	72.40%
Cellcom Israel Ltd. (5)	Israel	Telecommunications	46.20%
Elron Electronic Industries Ltd.	Israel	Investment	61.06%
Bartan Holdings and Investments Ltd.	Israel	Investment	55.68%
Epsilon Investment House Ltd.	Israel	Investment	68.75%
Mehadrin Ltd. (8)	Israel	Agricultural	43.75%
PBC's direct equity interest in:
Gav-Yam Bayside Land Corporation Ltd. (6)	Israel	Real estate	-
Ispro The Israeli Properties Rental Corporation Ltd.	Israel	Real estate	100.00%
Matam – Scientific Industries Center Haifa Ltd.	Israel	Real estate	50.10%
Hadarim Properties Ltd.	Israel	Real estate	100.00%
Property & Building (Commercial Centers) Ltd.	Israel	Real estate	100.00%
PBC USA Investments Inc	United States	Real estate	100.00%

(1) Includes interest held through E-Commerce Latina S.A., Tyrus S.A. and Cresud.
(2) The Group has consolidated the investment in Llao Llao Resorts S.A. and UT IRSA and Galer’as Pac’fico considering its equity interest and a shareholder agreement that confers it majority of votes in the decision making process.
(3) Includes interest held through Ritelco S.A. and Torodur S.A.
(4) Includes Tyrus' equity interest.
(5) DIC considers it exercises effective control over Cellcom because DIC is the group with the higher percentage of votes (47.2%) vis-à-vis other shareholders, also taking into account the historic voting performance in the Shareholders’ Meetings, as well as the evaluation of the holdings of the remaining shareholders, which are highly atomized.
(6) Control was lost in June 30, 2018 (see Note 4.(p)).
(7) Includes interest held through Tyrus S.A. and IRSA S.A
(8) DIC considers it exercises control because DIC is the group with the higher percentage of votes (43.75%) and other shareholders are highly atomized.